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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No. 1)

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a-12

                             DIGI INTERNATIONAL INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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                             DIGI INTERNATIONAL INC.
                              11001 Bren Road East
                           Minnetonka, Minnesota 55343
                                  612/912-3444


                                                                January 16, 1997

Dear Stockholder:

          This letter is sent to remind stockholders of Digi International Inc. that the Annual Meeting of Stockholders will be held on Thursday, January 30, 1997, at Radisson Plaza Hotel, 35 South Seventh Street, Minneapolis, Minnesota, at 3:30 p.m., Central Standard Time. The Company encourages all persons who were stockholders as of December 13, 1996 to mark, date, sign and return the proxy card that was enclosed with the Proxy Statement dated January 10, 1997.

          On the reverse is a Supplement dated January 16, 1997 to Proxy Statement dated January 10, 1997. The Supplement sets forth certain information with respect to the Company and should be read in addition to the information contained in the Proxy Statement dated January 10, 1997.


                                 Sincerely,

                                 /s/ James E. Nicholson

                                 James E. Nicholson
                                 SECRETARY

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                             DIGI INTERNATIONAL INC.
                      SUPPLEMENT DATED JANUARY 16, 1997 TO
                     PROXY STATEMENT DATED JANUARY 10, 1997


     The proxy statement of Digi International Inc. (the "Company") dated January 10, 1997 for the Annual Meeting of Stockholders to be held on January 30, 1997 is supplemented as follows:

     To assist the Company in soliciting proxies for the 1997 Annual Meeting of Stockholders, the Company has retained Georgeson & Company Inc. for a total fee of $8,000 plus out-of-pocket expenses.

     The information regarding Douglas J. Glader appearing on page 15 of the proxy statement is supplemented as follows:

     The Company's employment arrangement with Douglas J. Glader has been amended to provide that, in the event that his employment is terminated by the Company without cause, he would be entitled to severance equal to one year's base salary ($170,000 for fiscal 1997) and a bonus (if earned) that would be pro-rated for the portion of the fiscal year through the termination date. In addition, with regard to relocation expenses associated with Mr. Glader's move from California to Minnesota, the Company has agreed to gross up the amount paid to Mr. Glader to cover any taxes that he may be obligated to pay as a result of the Company's reimbursement.